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                                                                    EXHIBIT 10.9

                               FIRST AMENDMENT TO

                                 ALLERGAN, INC.

                           SAVINGS AND INVESTMENT PLAN
                                 (RESTATED 2000)

         The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (the "Plan") is hereby amended to read as follows:

1. The first paragraph of Section 2.17 of the Plan is hereby amended to read as follows:

                           2.17 Compensation. "Compensation" shall mean the
                  amounts paid during a Plan Year to an Employee by the Company for services rendered, including base earnings, commissions and similar incentive compensation, cost of living allowances earned within the United States of America, holiday pay, overtime earnings, pay received for election board duty, pay received for jury and witness duty, pay received for military service (annual training), pay received for being available for work, if required (call-in premium), amounts of salary reduction elected by the Participant under a Code Section 401(k) cash or deferred arrangement or a Code Section 125 cafeteria plan, shift differential and premium, sickness/accident related pay, vacation pay, vacation shift premium, and bonus amounts paid under the following programs:

2.       Section 4.8 of the Plan is hereby amended by re-numbering paragraphs
         (b) and (c) as paragraphs (c) and (d) and adding the following new paragraph (b) to read as follows:

                           (b) Pursuant to procedures as the Committee may
                  prescribe (either in writing or practice), a former Eligible Employee who commenced participation in the Plan pursuant to
                  Article III may make a Rollover Contribution to the Plan of his or her ESOP Account from the Allergan, Inc. Employee Stock Ownership Plan so long as he or she retains rights under the Plan.

3.       Section 8.7(a) of the Plan is hereby amended to read as follows:

                           (a) In the event that a distribution of the entire
                  vested portion of a Participant's Accounts is made to a Participant due to a Severance when he or she is not fully vested in such Accounts, the nonvested portion of the Participant's Account(s) shall be forfeited as of the Participant's distribution date. A Participant who incurs such a Severance when no portion of his or her Accounts are vested shall be deemed to have received a distribution pursuant to this paragraph (a) as of his or her Severance Date.

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment on the 14th day of December, 2000.


ALLERGAN, INC.


BY: /s/ Francis R. Tunney, Jr.
    -----------------------------------------
    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary